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                                                                   EXHIBIT 10.12

                              EMPLOYMENT AGREEMENT





                                     BETWEEN

                               BLAXXUN INTERACTIVE
                               AKTIENGESELLSCHAFT
                                MITTERERSTRASSE 9
                                  80336 MUNICH

                        - HEREINAFTER CALLED 'BLAXXUN' -



                                       AND



                                 ENGLBERT WOLFL
                           HANS-SCHMIDMAIER-STRASSE 76
                                  85435 ERDING

                        - HEREINAFTER CALLED 'EMPLOYEE' -


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Employment Agreement
between blaxxun interactive AG
and Englbert Wolfl



1        ACTIVITY

The employee shall be employed at blaxxun as VP Sales and Business Development Europe starting April 1, 1998. If it is possible for the employee, an earlier start of employment is desired. blaxxun reserves the right to assign the employee to other employment matching the knowledge and prior training of the employee.

The responsibilities of the employee include in particular:

Responsible management of the area of Sales and Business Development for Europe. Setup and organization of a distribution structure, especially distribution channels (OEMs; VARs, ICPs, ISPs, etc.) and employee management. The revenue responsibility extends to all European markets.

In the event of successful activity, there is the prospect of an assumption of the corresponding responsibilities within the Managing Board, but not before completion of the probationary period.


2        COMPENSATION

The employee shall receive a gross annual basis compensation in the amount of

DM       100,000.00.

It shall be comprised of twelve monthly payments in the amount of

DM       8,333.34 each.

In addition, the employee shall receive a performance-based variable target income, of which the amount and calculation basis shall be separately regulated and newly set every year. For the financial year 1997/98, the annual variable target income shall be

DM       130,000.00.

The variable income shall be calculated as a percentage revenue participation from the quotient of variable target income and the European third-party revenues budgeted for the respective financial year. From the start of employment until the end of the financial year (July 31, 1998), the percentage revenue participation shall be 3.25% of the total European third-party revenues earned in this period. In financial year 1998/99, the annual variable target income shall increase by 10% to DM 143,000. The percentage revenue participations shall be again calculated from the quotient of variable target income and the European revenues budgeted for this financial year. The pre-condition for percentage revenue participation is the achievement of a gross proceeds margin, which in financial year 1997/98 shall amount to at least 60%. Higher gross proceeds margins for individual

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Employment Agreement
between blaxxun interactive AG
and Englbert Wolfl


revenues may be compensated with lower gross proceeds margins for other revenues in the same financial year.

Insofar as and to the extent that the employee is granted options for acquisition of shares in blaxxun interactive, Inc., San Francisco, the rights of the employee shall be determined solely according to an agreement to be concluded between him and blaxxun interactive, Inc. blaxxun makes no guarantee that options shall be granted to the employee; blaxxun is expressly not obligated to influence blaxxun interactive, Inc. in any way regarding the granting of options. The employee acknowledges that the granting of options is subject to the sole discretion of blaxxun interactive, Inc. If the employee exercises the options granted to him entirely or partially, then he shall immediately inform blaxxun of the number of shares acquired based on the options and the date and time of the acquisition and shall take all required steps in order to enable blaxxun to fulfill its obligations under wage tax law. The employee shall indemnify blaxxun against any claim brought by tax authorities, insofar as the claim is based on a violation of the employee's obligations.

These payments shall cover compensation for any necessary overtime.

The basis compensation shall be transferred at the end of every month. The performance-based variable compensation shall be payable upon secure receipt of customer payment and shall be paid out monthly together with the subsequent salary payment. The taxes and social security contributions to be withheld reduce the gross compensation and are deducted by blaxxun. The annual compensation package shall be reviewed at the start of every financial year.


3        LEAVE

The duration of leave is based on provisions in effect at blaxxun and currently equals 30 days per year. Leave shall be scheduled by mutual consent.


4        PROBATIONARY PERIOD

The Agreement is concluded for a six-month probationary period and during this period it may be terminated by either party as of the end of a month, with one month's prior notice. If the Agreement is not terminated by either party during the probationary period, then it shall continue in effect as a full employment agreement without a limit of duration.


5        TERMINATION

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Employment Agreement
between blaxxun interactive AG
and Englbert Wolfl

After the lapse of the probationary period, the agreement may be terminated as of the end of a month with three months' prior notice. Notice of termination must be in written form.


6        OUTSIDE ACTIVITIES

The employee hereby undertakes not to exercise any outside activities for the term of this employment relationship - even while on leave - and not to work for other principals either with or without compensation. An exception to this regulation shall be possible only after express, written consent from blaxxun. The employee hereby undertakes not to acquire shares in companies which are in competition with blaxxun.

A non-competition clause is not a component of this Agreement.


7        CONFIDENTIALITY, DOCUMENTS

Knowledge of internal operating processes, in particular all operating and commercial secrets of blaxxun and its customers, of which the employee learns as a result of the employment relationship, shall be kept secret from outside third parties. This regulation shall be applicable also to the period after expiration of this Agreement.

All work documents and other business documents which are made available to the employee within the framework of his responsibilities or which he himself prepares in the course of the contractual relationship shall be treated as the property of blaxxun and carefully maintained. The documents and data media which contain business secrets of blaxxun, or works to which blaxxun holds rights, shall be returned to blaxxun on request, and no later than the expiration of the contractual relationship even without specific request.

The same shall be applicable also to documents which the employee has acquired within the framework of customer projects. In the event of a grossly negligent violation of these obligations during the term of the contractual relationship or after the expiration of the contractual relationship, blaxxun may bind the employee, or the former employee, to compensate all damages to blaxxun and its clients.

The employee hereby undertakes to sign the "Non-Disclosure and Development Agreement", which forms an integral part of this Agreement and is attached as Appendix 1 to this Agreement.


8        OTHER PROVISIONS

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Employment Agreement
between blaxxun interactive AG
and Englbert Wolfl


To the extent that no other regulation occurs in an individual contract, the provisions of the employee handbook and the valid shop agreements, if such exist, shall be applicable to the employment relationship. For the rest, the provisions of law shall be applicable.

No oral subagreements exist. Amendments and additions to this Agreement shall require written form to be effective. If a provision of the Agreement is ineffective, the remainder of the Agreement shall nonetheless remain in effect. The ineffective provision shall be replaced by an effective provision which shall come as close as possible to the economic purpose of the ineffective provision.


Munich, January 9, 1998



blaxxun interactive                                  Englbert Wolfl
Aktiengesellschaft